UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2012

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

Registrant's telephone number (including area code):  (843) 529-5933

Not applicable
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 -- Financial Information

Item 2.02 Results of Operations and Financial Condition

On January 30, 2012, First Financial Holdings, Inc. announced its quarterly financial results and declared a cash dividend.  For more information regarding this matter, see the press release attached hereto as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting of Shareholders on January 26, 2012, the shareholders voted to (1) elect four directors to serve three-year terms; (2) provide advisory approval of the compensation of named executive officers (“say on pay”); (3) provide advisory approval of the frequency of the vote on compensation of named executive officers (“say on frequency”); and (4) ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending December 31, 2012. The following tables set forth the voting results on each matter.

Director Nominee	For	Withheld	Broker Non-Votes	% Votes For
R. Wayne Hall	10,973,235	480,430	3,283,983	95.8%
James L. Rowe	11,282,983	170,682	3,283,983	98.5%
Richard W. Salmons, Jr.	11,296,821	156,844	3,283,983	98.6%
Henry M. Swink	11,274,971	178,694	3,283,983	98.4%

Proposal	For	Against	Abstain	Broker Non-Votes
Provide advisory approval of the compensation of named executive officers (“say on pay”)	10,817,447	445,149	191,068	3,283,984

	One Year	Two Years	Three Years	Abstain
Provide advisory approval for the frequency of the vote on compensation of named executive officers (“say on frequency”)	7,887,169	93,729	3,219,703	253,064

				Broker Non-Votes
				3,283,983

Proposal	For	Against	Abstain	Broker Non-Votes
Ratify the appointment of Grant Thornton LLP as independent registered accounting firm for the fiscal year ending December 31, 2012	14,647,683	28,518	61,447	N/A

In light of the voting results with respect to the say on frequency advisory vote, the Company has decided that the Company will hold an advisory vote on named executive officer compensation annually.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit (99.1). Press release dated January 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ Blaise B. Bettendorf
Blaise B. Bettendorf
Executive Vice President
and Chief Financial Officer

Date: February 1, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	First Financial Holdings, Inc. announces quarterly financial results and declares cash dividend